UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 21, 2017

Baldwin & Lyons, Inc.
(Exact Name of Registrant as Specified in Charter)

Indiana	0-5534	35-0160330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Congressional Boulevard, Carmel IN		46032
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code 317-636-9800

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 8.01. Other Events

On September 21, 2017, Baldwin & Lyons, Inc. (the "Company") entered into a stock repurchase plan (the "Plan") for the purpose of repurchasing shares of its common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934. This Plan has been established pursuant to, and as part of, the Company's share repurchase program for up to 2,464,209 shares of the Company's Class A or Class B common stock, which was previously announced on September 5, 2017.

The Company's designated broker under the Plan has the authority to repurchase up to $17.5 million, at various pricing thresholds, of the Company's Class A or Class B common stock through March 5, 2018, unless terminated earlier in accordance with the terms of the Plan. Because repurchases under the Plan will be subject to price, market volume and timing constraints specified in the Plan, there is no assurance as to the exact number of shares that will be purchased under the Plan, if any, or the timing of any repurchases. The Company may terminate the Plan at any time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALDWIN & LYONS, INC.

September 28, 2017 by: /s/ Jeremy F. Goldstein
                                        Jeremy F. Goldstein,
                                        Secretary